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                                                                    EXHIBIT 99.1

                                            CONTACTS:   LEIV LEA
                                                        Pharmacyclics, Inc.
                                                        (408) 774-0330
                                                        CAROLYN BUMGARDNER WANG
                                                        WeissComm Partners
                                                        (415) 362-5018


              PHARMACYCLICS ANNOUNCES PRESENTATION OF RESULTS FROM
          TWO PHASE 1 CLINICAL TRIALS EVALUATING XCYTRIN PLUS CRANIAL
                     IRRADIATION FOR AGGRESSIVE BRAIN TUMORS

                STUDIES IN 55 PATIENTS SHOW XCYTRIN DOSE RESPONSE

TORONTO, NOVEMBER 19, 2004 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today announced the presentation of results from two Phase 1 clinical trials of Xcytrin(R) (motexafin gadolinium) Injection, the company's lead cancer therapeutic candidate, plus cranial irradiation for the treatment of patients with newly diagnosed glioblastoma multiforme (GBM), the most common primary brain tumor in adults. The presentation occurred at the 9th Annual Meeting of the Society for Neuro-Oncology (SNO) taking place this week in Toronto, Canada.

The oral presentation entitled, "Cumulative Dose of Motexafin Gadolinium (MGd) and Survival in Newly Diagnosed Glioblastoma Multiforme (GBM)," was presented by See-Chun Phan, M.D., a medical oncologist and vice president of Clinical Research at Pharmacyclics.

"These studies showed that Xcytrin was well tolerated when given for prolonged periods during the six weeks of radiation therapy that is typically used to treat GBM," stated Dr. Phan. "The data indicate that survival times correlate with the cumulative dose of Xcytrin given during the radiation regimen and appear to be better than results that have been achieved with radiation alone."


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Both Phase 1 dose-escalation studies were designed to evaluate the safety and survival time using the combination of Xcytrin plus cranial irradiation in patients with newly diagnosed GBM. Successive cohorts of patients received more prolonged dosing with Xcytrin, comprised of up to 22 doses over 6.5 weeks, encompassing the entire radiation therapy regimen. A total of 55 patients were treated with up to 60 Gy cranial irradiation and increasing cumulative doses of Xcytrin, from 40 mg/kg to 117 mg/kg.

Patients receiving less than 60 mg/kg of Xcytrin (N=11) experienced a median survival time of 11.5 months with 82% and 46% alive at 6 and 12 months, respectively. Patients who received more than 60mg/kg of Xcytrin (N=44) experienced a median survival time of 16.4 months with 93% and 78% alive at 6 and 12 months, respectively. The overall median survival for the entire group (N=55) of patients was 14.7 months with 91% and 69% alive at 6 and 12 months, respectively.

Additional studies evaluated the tumor localization of Xcytrin using magnetic resonance imaging (MRI). These studies provided evidence that Xcytrin localizes in GBM and, in some cases, investigators used the results to modify the treatment field enabling more precise targeting of the radiation.

The most common adverse events observed in patients treated in these trials were vesiculobullous rash on fingertips (55%), numbness and tingling of fingertips (51%), mild diarrhea (38%), nausea (33%) and abnormalities of liver chemistries (5%). All of these adverse events were reversible. There were no interruptions in the dose or delivery of radiation attributable to Xcytrin.

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Other authors of the study were Minesh Mehta, M.D., University of Wisconsin
Comprehensive Cancer Center, Madison, WI; Judith M. Ford, M.D., Ph.D., Department of Radiation Oncology, University of California, Los Angeles; and John Suh, M.D., Department of Radiation Oncology, Cleveland Clinic Cancer Center, Cleveland, OH.

ABOUT PRIMARY BRAIN TUMORS

An estimated 17,000 new cases of brain and nervous system tumors and more than 13,000 deaths from these types of malignancies occur in the United States each year, according to the American Cancer Society. GBM is the most aggressive primary brain tumor and the incidence has been increasing over the past decade. Approximately 12,000 cases are diagnosed in the U.S. annually.

Following surgical resection of all or part of the GBM tumor, radiation therapy is currently the most effective standard treatment for newly-diagnosed patients. Relatively high doses of cranial radiation (approximately 60 Gy) are usually administered over 6-7 weeks. These high doses of radiation are intended to cover the entire tumor site while sparing normal brain tissue. MRI scanning or computerized tomography is used in treatment planning to enable accurate targeting of the radiation beam to the tumor.

According to the American Cancer Society, average survival time for GBM patients is approximately 12 months. Although radiation therapy prolongs survival, most GBM patients eventually experience recurrences in the brain that ultimately lead to death. Increasing doses of radiation therapy beyond the standard amount is limited by potential toxicity to normal brain tissue and has not resulted in improved survival. Because of the poor outcome, various chemotherapy agents have been used in combination with radiation therapy to try to improve results.

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ABOUT XCYTRIN

Pharmacyclics is developing Xcytrin as an anti-cancer agent with a novel mechanism of action that is designed to selectively concentrate in tumors and induce apoptosis (programmed cell death). Xcytrin contains the paramagnetic ion, gadolinium, rendering it MRI detectable. Pharmacyclics has been granted Fast-Track status by the U.S. Food and Drug Administration (FDA) for Xcytrin for the treatment of brain metastases (cancer that has spread to the brain from another part of the body) in non-small cell lung cancer (NSCLC) patients. Xcytrin is currently being evaluated in a randomized Phase 3 clinical trial (the SMART trial) designed to compare the effects of whole brain radiation therapy
(WBRT) alone to WBRT plus Xcytrin for the treatment of brain metastases in patients suffering from NSCLC. Xcytrin also is currently under investigation in several Phase 1 and Phase 2 clinical trials in various cancers evaluating its use as a single agent and in combination with chemotherapy and/or radiation therapy.

ABOUT PHARMACYCLICS

Pharmacyclics is a pharmaceutical company developing innovative products to treat cancer and atherosclerosis. The company's products are rationally designed, ring-shaped small molecules called texaphyrins that are designed to selectively target and disrupt the bioenergetic processes of diseased cells, such as cancer and atherosclerotic plaque. More information about the company, its technology, and products in development can be found on its website at www.pcyc.com. Pharmacyclics(R), Xcytrin(R) and the "pentadentate" logo(R) are registered trademarks of Pharmacyclics, Inc.

NOTE: Other than statements of historical fact, the statements made in this press release about enrollment plans for our clinical trials, progress of and reports of results from preclinical and clinical studies, clinical development plans and product development activities are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "will," "continue," "plan," "expect," "intend," "anticipate," variations of such words, and similar expressions also identify forward-

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looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that could affect actual results include risks associated with the initiation, timing, design, enrollment and cost of clinical trials; the fact that data from preclinical studies and Phase 1 or Phase 2 clinical trials may not necessarily be indicative of future clinical trial results; our ability to establish successful partnerships and collaborations with third parties; the regulatory approval process in the United States and other countries; and future capital requirements. For further information about these risks and other factors that may affect the actual results achieved by Pharmacyclics, please see the company's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its quarterly report on Form 10-Q for the quarter ended September 30, 2004. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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